                                  EXHIBIT 21

                        SUBSIDIARIES OF THE CORPORATION

EXHIBIT 21.   SUBSIDIARIES OF THE CORPORATION

                                                                        Percent   State of
Parent Company                                  Subsidiary               Owned  Incorporation
--------------                     ------------------------------------ ------- -------------
Commercial Federal Corporation     Commercial Federal Bank, a Federal     100%    Nebraska
                                   Savings Bank

                                   CFC Preferred Trust                    100%    Delaware

                                   Liberty Mortgage Store, Inc.           100%      Iowa

Commercial Federal Bank, a Federal Commercial Federal Mortgage            100%    Nebraska
  Savings Bank                     Corporation

                                   Commercial Federal Investment          100%    Nebraska
                                   Services, Inc.

                                   Commercial Federal Insurance           100%    Nebraska
                                   Corporation

                                   Commercial Federal Service             100%    Nebraska
                                   Corporation

                                   Roxborough Acquisition Corporation     100%    Nebraska

                                   Liberty Leasing Company                100%      Iowa

                                   AmerUs Leasing Corporation             100%      Iowa

                                   First Savings Investment Corporation   100%    Colorado

                                   REIT Holding Company                   100%    Nebraska

                                   Wichita Acquisition Corporation        100%    Nebraska

                                   M. I. D. Properties, Inc.              100%    Nebraska

                                   TC Manufacturing                       100%    Nebraska

                                   Tower Title & Escrow Company            20%    Nebraska

Commercial Federal Insurance  Community Service, Inc.               100%     Kansas
  Corporation

                              ComFed Insurance Services Company,    100% British Virgin
                              Limited                                       Islands

Commercial Federal Investment AmerUs Investments, Inc.              100%      Iowa
  Services, Inc.

Liberty Leasing Company       Liberty Leasing Funding Corporation I 100%      Iowa

REIT Holding Company          Mortgage REIT, Inc.                   100%    Nebraska
----------------------------- ------------------------------------- ---  --------------

Note: All of the material accounts of the above listed companies are consolidated in the Corporation's consolidated financial statements. All significant intercompany balances and transactions are eliminated in consolidation.

                                      140